                                                             Exhibit 23.1b.











                      CONSENT OF INDEPENDENT AUDITORS

We consent to the use of our report dated November 5, 1996, accompanying the financial statements of the Dean Witter Select Equity Trust Bank Stock Portfolio Series 2 included herein and to the reference to our Firm as experts under the heading "Auditors" in the prospectus which is a part of this registration statement.



DELOITTE & TOUCHE LLP




November 14, 1996
New York, New York